UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1496755

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

290 Harbor Drive, Stamford, Connecticut	06902-7441

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Class A Common Stock, par value $0.01 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): N/A
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are shares of Class A common stock, par value $0.01 per share, of Time Warner Cable Inc. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Item 8.01. Description of Capital Stock” in the Registrant’s Current Report on Form 8-K, dated February 13, 2007, as filed with the Securities and Exchange Commission.
Item 2. Exhibits.
     Not applicable.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: February 28, 2007

TIME WARNER CABLE INC.
By:	/s/ John K. Martin
	Name:	John K. Martin
	Title:	Executive Vice President and Chief Financial Officer

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